Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos.333-180769, 333-188915, 333-213158, 333-218789) and Forms S-3 (No. 333-213266, 333-220814) of Forum Energy Technologies, Inc. of our report dated February 28, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 28, 2019